Exhibit 99.1

February 24, 2012

Dear Team Members,

We are now just two weeks away from the Special Meeting of Shareholders, where our shareholders will vote on the proposal to approve the merger with BI-LO. If approved, we expect to quickly transition from planning to fully integrating our companies. I look forward to providing more information next week on the upcoming meeting and the significant role it plays in the merger process. Further updates on the integration process will be made after the merger closes.

This week, I would like to address a few conflicting news reports on our customer satisfaction rating. Last week, we learned that the Temkin Experience Rating ranked Winn-Dixie third in a list of top grocery chains for customer experience. Larry Appel reported in his weekly message to the store teams that our own Guest Experience survey results were very positive for the second quarter. However, on Tuesday, the American Customer Satisfaction Index (ACSI) released results for the supermarket sector that shows our customer satisfaction rating for the fourth quarter of 2011 decreased 1.3 percent from last year. So how do we interpret these conflicting reports?

All of these surveys - Guest Experience, ACSI and Temkin - measure different things. They ask different questions, use varying methods of collecting the data, interview a different number of participants in various locations and at different times of the year. The results are like comparing apples and oranges.

Of all the surveys taken, the best measure of our guest satisfaction is the Guest Experience Survey, since participants are asked to comment on their total experience based on recent store visits. Also, unlike surveys taken once a year from a small segment of our guest population, the Guest Experience Survey results are reported each quarter and represent guests from each of our stores.

The second quarter Guest Experience Survey results tell us that we’ve made progress in closing several gaps. Our performance scores increased significantly in all of our hospitality and friendliness measures. Our guests are also noticing that our stores are cleaner and are giving us better freshness scores in every department. On many of these measures, the increases are not one or two percentage points; our scores are up three, four and even five points.

I’m not saying we should discount or disregard entirely the ACSI results. No doubt it contains good data from which we can continue to learn and improve. But I wanted to make sure that you understand that we are moving in the right direction and your hard work and dedication is making a difference.

Keep up the good work and I’ll see you in the stores.

Peter Lynch

Chairman, CEO and President

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the definitive proxy statement regarding the merger, which has been filed with the SEC.